As filed with the Securities and Exchange Commission on March 27, 2024

File No. 333-249479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 4 TO

FORM F-3

UNDER THE SECURITIES ACT OF 1933

AZURE POWER GLOBAL LIMITED

(Exact name of Registrant as specified in its charter)

Mauritius	4911	None
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8th Floor, Tower A, DLF Infinity, Cyber City Phase II, Gurugram 122002, Haryana, India Telephone: +91-124 4155 755
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Azure Power US Inc. 8 The Green Street, Suite A Dover, Delaware 19901 Telephone: (214) 259-0900
(Name, address and telephone number of agent for service)

with a copy to:

John Chrisman Nelson Dentons US LLP 2000 McKinney Avenue, Suite 1900 Dallas, TX 75201-1858 (214) 259-0900

Approximate date of commencement of proposed sale to the public:

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act .☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 4 (the “Post-Effective Amendment”) relates to the Registration Statement on Form F-3 (File No. 333-249479 ) (the “Registration Statement”) of Azure Power Global Limited (the “Company”), filed with the Securities and Exchange Commission on October 14, 2020, registering (i) with respect to the primary offering, an indeterminate number of equity shares, an indeterminate principal amount of debt securities, and an indeterminate number of warrants to purchase equity shares and/or debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $250,000,000.00 and (ii) with respect to the secondary offering, up to 22,469,624 equity shares to be sold by the selling shareholders.

The Company is no longer issuing securities under the Registration Statement. This Post-Effective Amendment to the Registration Statement is being filed in order to deregister all securities that were registered under the Registration Statement and remain unissued thereunder.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gurugram, India, on March 27, 2024.

Azure Power Global Limited

By:	/s/ Sugata Sircar
Sugata Sircar
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sunil Gupta
Sunil Gupta	Chief Executive Officer	March 27, 2024

/s/ Sugata Sircar
Sugata Sircar	Chief Financial and Accounting Officer	March 27, 2024

/s/ Richard Payette
Richard Payette	Director	March 27, 2024

/s/ Supriya Sen
Supriya Sen	Director	March 27, 2024

/s/ Jean-François Boisvenu
Jean-François Boisvenu	Director	March 27, 2024

/s/ Gowtamsingh Dabee
Gowtamsingh Dabee	Director	March 27, 2024

Muhammad Khalid Peyrye	Director	March 27, 2024

Delphine Voeltzel	Director	March 27, 2024

/s/ Jaime García Nieto
Jaime García Nieto	Director	March 27, 2024

/s/ Philippe Wind
Philippe Wind	Director	March 27, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Azure Power Global Limited, has signed this Post-Effective Amendment to the Registration Statement in City of Gurugram, India on March 27, 2024.

Azure Power US Inc.

By:	/s/ Sugata Sircar
	Name:	Sugata Sircar
	Title:	Authorized Signatory

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